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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 30, 2002


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       1-13071                  76-0625124
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

       12001 North Houston Rosslyn
             Houston, Texas                                       77086
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (281) 447-8787

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Item 5. Other Events.

On December 30, 2002 the Company issued the following press release:

                HANOVER COMPRESSOR COMPLETES REVIEW OF BUSINESS
                      OPERATIONS TO ADDRESS STAFFING NEEDS

HOUSTON, December 30, 2002 - Hanover Compressor Company (NYSE:HC), the leading provider of outsourced natural gas compression services, today reported that it has completed a comprehensive review of its business operations and human resources needs based on the long term objectives of the company. As a result of this process, Hanover has announced its intention to reduce its staffing levels by approximately 500 employees representing 11% of the company's global workforce. The number of employees affected will vary by region, business segment and position, but the workforce reduction will primarily be concentrated in Hanover's manufacturing operations as the company consolidates manufacturing facilities. Affected employees will be offered a severance package based on years of service with the company. Hanover will take a one-time charge of approximately $2.5 million, pre-tax, in the 4th quarter of 2002 as result of the workforce reduction. The company expects pre-tax savings in employee salaries and benefits of approximately $12 million in 2003 and annualized pre-tax savings of approximately $20 million going forward.

"As a result of a number of acquisitions, Hanover has experienced exceptional growth over the past few years which has allowed us to quickly emerge as the leader in our industry," said Chad Deaton, President and Chief Executive Officer of Hanover. "However, until now, consolidation of the manufacturing facilities and operating locations has been limited, which has resulted in an uneven distribution of our asset base and resources. The rationalization and consolidation of our manufacturing centers will result in significant savings beginning in the second quarter of 2003, will allow us to compete in the current business cycle and will better align our human resources with the long term interests of the company, our customers, and our shareholders."

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and may include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-

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looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; reduced profit margins resulting from increased pricing pressure in our business; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; adverse results of regulatory inquiries or shareholder litigation; inability to comply with loan and lease covenants; inability to access capital markets; and legislative changes in the various countries in which Hanover does business. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HANOVER COMPRESSOR COMPANY

Date:  December 30, 2002           By:  /s/ Mark S. Berg
                                       -----------------------------------------
                                   Name:  Mark S. Berg
                                   Title: Senior Vice President
                                          and General Counsel